Exhibit 10.9

                              COMCAST CORPORATION
                           1990 RESTRICTED STOCK PLAN
             (As Amended and Restated, Effective November 11, 1994)


1.    PURPOSE

      The purpose of the Plan is to promote the ability of Comcast Corporation (the "Company") to retain certain key employees and enhance the growth and profitability of the Company by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

2.    DEFINITIONS

      (a)"Award" means an award of Restricted Stock granted under the Plan.

      (b)"Board" means the Board of Directors of the Company.

      (c)"Code" means the Internal Revenue Code of 1986, as amended.

      (d)"Committee" means the Subcommittee on Performance Based Compensation of the Compensation Committee of the Board.

      (e)"Company" means Comcast Corporation.

      (f)"Date of Grant" means the date on which an Award is granted.

      (g)"Eligible Employee" means a management employee of the Company or a subsidiary or affiliate of the Company, as determined by the Committee.

      (h)"Grantee" means an Eligible Employee who is granted an Award.

      (i)"Plan" means the Comcast Corporation 1990 Restricted Stock Plan, as set forth herein, and as amended from time to time.

      (j)"Plan Year" means the 12-consecutive-month period extending from January 3 to January 2.

      (k)"Restricted Stock" means Shares subject to restrictions as set forth in an Award.

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      (l)"Rule  16b-3"  means Rule 16b-3  promulgated  under the 1935 Act, as in effect from time to time.

      (m)"Share" or "Shares" means a share or shares of Class A Special Common Stock, $1.00 par value, of the Company.

      (n)"1933 Act" means the Securities Act of 1933, as amended.

      (o)"1934 Act" means the Securities Exchange Act of 1934, as amended.

3.    RIGHTS TO BE GRANTED

      Rights that may be granted under the Plan are rights to Restricted Stock, which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8.

4.    SHARES SUBJECT TO THE PLAN

      (a)Not more than 3,250,000 Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10. The Shares issued under the Plan may, at the Company's option, be either Shares held in treasury or Shares originally issued for such purpose.

      (b)If Restricted Stock is forfeited pursuant to the times of an Award, other Awards with respect to such Shares may be granted.

5.    ADMINISTRATION OF THE PLAN

      (a)Administration. The Plan shall be administered by the Committee.

      (b)Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

            (i) select those Employees to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares; and

            (ii) interpret the Plan's provisions , prescribe , amend and rescind rules and regulations for

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                  the  Plan,  and make all  other  determinations  necessary  or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be conclusive.

      (c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

      (d) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to federal, state or local law.

      (e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company' s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

6.    ELIGIBILITY

      Awards may be granted only to Eligible Employees of the Company and its Subsidiaries, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or of a subsidiary or affiliate of the Company.

7.    RESTRICTED STOCK AWARDS

      The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be set forth in writing

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as determined from time to time by the Committee, consistent, however, with  the following:

      (a)Time of Grant. All Awards shall be granted within ten (10) years from the date of adoption of the Plan by the Board.

      (b)Shares Awarded. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

      (c)Awards and Agreements. A certificate shall be issued to each Grantee in respect of Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

      (d)Restrictions. Subject to the provisions of the Plan and the Award, during a period set by the Committee commencing with the Date of Grant, which shall extend for at least six (6) months from the Date of Grant (except as otherwise provided by Paragraph 12), the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

      (e)Lapse of Restrictions. Subject to the provisions of the Plan and the Award, restrictions upon Shares subject to an Award shall lapse at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is, and has been an employee of the Company or of a subsidiary or affiliate of the Company continuously from the Date of Grant. The Award may provide for the lapse of restrictions in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining restrictions with respect to such Grantee's Restricted Stock.

      (f)Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares.

      (g)Termination of Grantee's Employment. A transfer of an Eligible Employee between two employers, each of which is the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment. In the event that a Grantee

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terminates  employment with the Company or its  subsidiaries or affiliates,  all
Shares remaining subject to restrictions shall be forfeited by the Grantee and deemed cancelled by the Company.

      (h)Delivery of Shares. Except as otherwise provided by Paragraph 8, when the restrictions imposed on Restricted Stock lapse with respect to one or more Shares, the Company shall notify the Grantee that such restrictions no longer apply, and shall deliver to the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) a certificate for the number of Shares for which restrictions have lapsed without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share at the time the applicable restrictions lapse, as determined by the Committee.

8.    DEFERRAL ELECTIONS

      A Grantee may elect to defer the receipt of Restricted Stock as to which restrictions have lapsed as provided by the Committee in the Award, consistent, however, with the following:

      (a)   Deferral Election.

            (i) Election. Each Grantee shall have the right to defer the receipt of all or any portion of the Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions by filing an election to defer the receipt of such Restricted Stock on a form provided by the Committee for this purpose.

            (ii) Deadline for Deferral Election. No election to defer the receipt of Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions shall be effective unless it is filed with the Committee on or before the last day of the calendar year ending before the first day of the Plan Year in which the applicable restrictions may lapse; provided that an election to defer the receipt of Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions within the same Plan Year as the Plan Year in which the Award is granted shall be effective if it is filed with the Committee on or

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                  before the earlier of (A) the 30th day  following  the Date of
                  Grant or (B) the last day of the month that precedes the month in which the applicable restrictions may lapse.

            (iii) Deferral  Period.  Subject to Paragraph  8(b),  all Restricted
                  Stock that is subject to a deferral election under this Paragraph 8(a) shall be delivered to the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the earlier of (A) the last day of the fifth Plan Year beginning after the date as of which the applicable restrictions lapse or (B) within sixty (60) days following the Grantee's termination of employment for any reason.

            (iv) Effect of Failure of Restrictions on Shares to Lapse. A deferral election under this Paragraph 8(a) shall be null and void in the event that the restrictions on Restricted Stock identified in a deferral election do not lapse as of the end of the Plan Year following the Plan Year in which the deferral election is filed with the Committee by reason of the failure to satisfy any condition precedent to the lapse of the restrictions in such Plan Year.

      (b)Additional Deferral Election. On or before the last day of the calendar year ending before the first day of the Plan Year in which Restricted Stock subject to a deferral election under Paragraph 8(a) is to be delivered to a Grantee, the Grantee may elect to re-defer the receipt of all or any portion of such Restricted Stock until the earlier of (i) the last day of the fifth Plan Year beginning after the date on which the Restricted Stock would have been delivered but for the Grantee's election pursuant to this Paragraph 8(b) or (ii) within sixty (60) days following the Grantee's termination of employment for any reason.

      (c)Status of Deferred Shares. A Grantee's right to delivery of Shares subject to a deferral election under Paragraph 8(a) or 8(b) shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to

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create an escrow,  trust,  custodial  account or fiduciary  relationship  of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

      (d)Non-Assignability, Etc. The right of a Grantee to receive Shares subject to a deferral election under this Paragraph 8 shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

9.    SECURITIES LAWS; TAXES

      (a) Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with the lapse of restrictions on Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

      (b) Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

      (c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

            (i) In connection with the grant of any Award or the lapse of restrictions under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

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            (ii)  Except as otherwise provided in this Paragraph  9(c)(ii),  any tax liabilities incurred in connection with grant of any Award or the lapse of restrictions under any Award under the Plan shall be satisfied by the Company's withholding a portion of the Shares subject to such Award having a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee has held for at least six months a number of shares of the same class as that of the Shares subject to the Award that is at least equal to the number to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or lapse of restrictions. In all cases, the Shares so withheld by the Company shall have a fair market value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. The fair market value of such Shares shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed or, if not so listed, on the NASDAQ Stock Market on the last trading day prior to the date of such grant or lapse of restriction. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. In addition, with respect to persons subject to reporting requirements under Section 16(a) of the 1934 Act, such election must be made at least six months prior to the date the amount of tax to be withheld or paid is determined (which election will remain in effect with regard to all
                  future  grants  of  Awards  or  lapses  of  restrictions,   as
                  applicable, unless revoked upon six months prior notice). An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee's death, by the

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                  Grantee's legal representative. No Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

10.   CHANGES IN CAPITALIZATION

      The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11.   MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

      If before the lapse of all restrictions on Restricted Stock, the Company or any subsidiary or affiliate of the Company shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a reorganization or a liquidation or partial liquidation of the Company, the Company may choose to take no action with regard to the Awards outstanding, or, notwithstanding any other provision of the Plan, the Company may eliminate any restrictions that may continue to apply to Restricted Stock or the Company shall take such action as the Board shall determine to be reasonable under the circumstances in order to permit Grantees to realize the value of rights granted to them under the Plan.

12.   AMENDMENT AND TERMINATION

      The Plan may be terminated by the Board at any time. The Plan may be amended by the Board at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

13.   EFFECTIVE DATE

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      The Plan shall  become  effective on the date on which the Plan is adopted by the Board. The adoption of the Plan and the grant of Awards pursuant to the Plan is subject to the approval of the shareholders of the Company to the extent that such approval (a) is required pursuant to the By-law of the National
Association  of  Securities  Dealers,   Inc.,  and  the  schedules  thereto,  in
connection with issuers whose securities are included in the NASDAQ National Market System, or (b) is requiring to satisfy the conditions on Rule 16b-3. If shareholder approval is required to satisfy the foregoing conditions, the Board shall submit the Plan to the shareholders the Company for their approval at the first annual meeting of shareholders held after the adoption of the Plan by the Board.

14.   GOVERNING LAW

      The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania Law.

      Executed this 11th day of November, 1994


       [CORPORATE SEAL]                     COMCAST CORPORATION


        ATTEST:  /s/ Arthur Block       BY: /s/ Stanley Wang
                _____________________      ___________________